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--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             OGLEBAY NORTON COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                              Oglebay Norton Logo
                              1100 Superior Avenue
                           Cleveland, Ohio 44114-2598
                                 (216) 861-3300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1999

     You are cordially invited to attend the Annual Meeting of Stockholders of Oglebay Norton Company, the new company recently created to serve as the holding company of the former "Oglebay Norton Company" and its subsidiaries. The Annual Meeting will be held at Ciao Cucina, Playhouse Square, 1515 Euclid Avenue, Cleveland, Ohio, on Wednesday, April 28, 1999, at 10:00 a.m., Cleveland, Ohio time. At the Annual Meeting, we will ask you to:

          - elect one director to the class whose term in office will expire in 2002; and

          - hear reports and transact any other business that may properly come before the Annual Meeting.

     The Board of Directors fixed the close of business on March 10, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, and at any postponement or adjournment of the Annual Meeting.

     Oglebay Norton's Proxy Statement is attached to this Notice. We are also mailing our Report to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 1998 to you with this Notice.

                             YOUR VOTE IS IMPORTANT

     Please sign, date and return your proxy card in the enclosed envelope.

By Order of the
Board of Directors

                                          /s/ Rochelle F. Walk
                                          ROCHELLE F. WALK
                                          Secretary and Director,
                                          Corporate Affairs

March 23, 1999

                              Oglebay Norton Logo
                              1100 Superior Avenue
                           Cleveland, Ohio 44114-2598
                                 (216) 861-3300

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1999

     Oglebay Norton Company is providing this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on April 28, 1999, and at any postponement or adjournment of the Annual Meeting. We anticipate that the mailing of this Proxy Statement and accompanying form of proxy to stockholders will begin on or about March 23, 1999. The date of this Proxy Statement is March 23, 1999.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, we will ask you to:

          - elect one director to the class whose term in office will expire in 2002; and

          - hear reports and transact any other business that may properly come before the Annual Meeting.

     The biography of the nominee for election as a director, Mr. John N. Lauer, is included below under the heading "Proposal 1 -- Election of Director -- Nominee for Term Expiring in 2002."

VOTING RIGHTS AND PROXY INFORMATION

     Record Date; Required Vote. The Board of Directors of Oglebay Norton fixed the close of business on March 10, 1999 as the record date for determining the stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting, and at any postponement or adjournment of the Annual Meeting. As of March 10, 1999, 4,769,557 shares of Oglebay Norton's common stock were issued and outstanding. Each share of Oglebay Norton's common stock is entitled to one vote.

     All matters that may properly come before the Annual Meeting, including the election of the director, require the favorable vote of a majority of the outstanding shares of Oglebay Norton's common stock present in person or by proxy at the meeting. This majority must also constitute at least a majority of the required quorum. The percentage of outstanding shares of Oglebay Norton's common stock held by its directors and executive officers and entitled to vote at the Annual Meeting is included below under the heading "Beneficial Ownership of Oglebay Norton Common Stock." Abstentions and broker non-votes are counted in determining votes present at the meeting. An abstention or broker non-vote has the same effect as a vote against a proposal or a director nominee because each abstention or broker non-vote is one less vote in favor of a proposal or for a director nominee.

     In the election of Oglebay Norton's directors, you generally may cumulate your votes. Cumulative voting allows you to cast a number of votes equal to the number of directors to be elected multiplied by the number of votes to which your shares are entitled. You may cast all of your votes for one nominee or distribute your votes among two or more nominees. Cumulative voting is permitted only if a stockholder gives notice in writing to the President or the Secretary of Oglebay Norton at least 48 hours in advance of an annual meeting and an announcement is made at the beginning of the meeting by the President, Secretary or the stockholder who gave the notice. No stockholder has advised Oglebay Norton that the stockholder intends to cumulate votes at the Annual Meeting. However, since only one director will be elected at the Annual Meeting, cumulative voting will not be applicable.

     Proxies. All shares of Oglebay Norton's common stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions on the proxies. If no instructions are given, proxies will be voted FOR the election of Mr. John N. Lauer as a director to the class whose term in office will expire in 2002. Oglebay Norton has no knowledge of any other matters to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named on the proxies will vote on these matters in accordance with their best judgment.

     If you give a proxy pursuant to this solicitation, you may revoke the proxy at any time before it is voted. You may revoke your proxy by:

          - delivering a written notice of revocation dated later than the proxy to the Secretary of Oglebay Norton (at the address included on the cover page of this Proxy Statement);

          - properly executing another proxy for the same shares and delivering it to the Secretary of Oglebay Norton; or

          - attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke your proxy).

     Oglebay Norton will pay the cost of preparing and mailing its proxy materials to the stockholders of Oglebay Norton in connection with the Annual Meeting. Oglebay Norton will also pay for the cost of soliciting proxies, including a fee of $7,500 payable to Georgeson & Company Inc.

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

     Oglebay Norton's Board of Directors currently has ten members. The directors are divided into three classes:

          - three directors are in the class whose term in office expires at the Annual Meeting in 1999;

          - four directors are in the class whose term in office expires at the Annual Meeting in 2000; and

          - three directors are in the class whose term in office expires at the Annual Meeting in 2001.

Each of the directors serves for three years and until a successor is elected.

     Brent D. Baird, Ralph D. Ketchum and R. Thomas Green, Jr. have advised Oglebay Norton that they will retire from the Board effective as of the Annual Meeting. On March 8, 1999, in accordance with its authority under Oglebay Norton's By-laws, the Board of Directors voted to reduce the size of the Board to seven directors, effective as of the Annual Meeting. The Board voted to reduce the size of the class whose term in office expires in 2002 to one director, and the size of the class whose term in office expires in 2000 to three directors.

     The Board has nominated Mr. John N. Lauer, currently a director, to stand for election to a new term expiring in 2002. The biographies of Mr. Lauer and each of the directors whose term in office will continue after the Annual Meeting are included below. THE BOARD OF DIRECTORS OF OGLEBAY NORTON RECOMMENDS A VOTE FOR MR. JOHN N. LAUER AS A DIRECTOR OF THE CLASS WHOSE TERM IN OFFICE WILL EXPIRE IN 2002.

NOMINEE FOR TERM EXPIRING IN 2002

                                                                                                      DIRECTOR
          NAME            AGE    PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS     SINCE
          ----            ---    -----------------------------------------------------------------    --------
John N. Lauer...........  60     President, Chief Executive Officer and Director of Oglebay Norton      1998
                                 since January 1, 1998 and Chairman of the Board since July, 1998;
                                 retired private investor and Ph.D. student, 1994 to December
                                 1997; President and Chief Operating Officer, The B.F. Goodrich
                                 Company, a chemical and aerospace company, from 1990 to 1994. Mr.
                                 Lauer also serves on the Boards of Directors of Diebold,
                                 Incorporated, Menasha Corporation and BorsodChem, Rt.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

Malvin E. Bank..........  68     Partner, Thompson Hine & Flory LLP, Cleveland, Ohio, attorneys at      1977
                                 law, for more than five years. Mr. Bank also serves on the Board of Directors of Metropolitan Financial Corp.
William G. Bares........  57     Chairman, President and Chief Executive Officer, since April           1982
                                 1996, President and Chief Executive Officer, from January 1996 to
                                 April 1996, and President and Chief Operating Officer, from 1987 to 1995, of The Lubrizol Corporation, Cleveland, Ohio, a supplier of chemical additives for use in lubricants and fuels. Mr. Bares also serves on the Boards of Directors of The Lubrizol
                                 Corporation, Applied Industrial Technologies, Inc. and KeyCorp.
John D. Weil............  58     President of Clayton Management Co., St. Louis, Missouri,              1992
                                 investments, for more than five years. Mr. Weil also serves on the Boards of Directors of PICO Holdings Inc., Todd Shipyards
                                 Corporation, Southern Investors Service Co. Inc., Allied
                                 Healthcare Products, Inc. and Baldwin & Lyons, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

James T. Bartlett.......  62     Managing Director, Primus Venture Partners, Cleveland, Ohio, the       1996
                                 fund manager for Primus Capital Fund and Primus Capital Funds II,
                                 III and IV, venture capital limited partnerships, for more than five years. Mr. Bartlett is also a director of Keithley
                                 Instruments, Inc. and Lamson & Sessions and a trustee of the
                                 Cleveland Museum of Art and Berea College.
Albert C. Bersticker....  64     Chairman of the Board, since January 1, 1999, Chairman and Chief       1992
                                 Executive Officer, from January 1, 1996 to December 31, 1998, and
                                 President and Chief Executive Officer, from May 1991 to December
                                 1995, of Ferro Corporation, producer of specialty coatings, plastics, chemicals and ceramics. Mr. Bersticker also serves on the Boards of Directors of Brush Wellman Corporation, Ferro
                                 Corporation and KeyCorp.
William G. Pryor........  59     President, since April 1993, of Van Dorn Demag Corporation,            1997
                                 manufacturer of plastic injection molding equipment; President and Chief Executive Officer, Van Dorn Corporation (predecessor to
                                 Van Dorn Demag Corporation), January 1, 1992 to April 20, 1993.

BOARD AND COMMITTEE ATTENDANCE

     The Board met seven times during 1998. Each of the directors attended at least 80% of the total of all 1998 meetings of the Board and those committees on which he served.

STRUCTURE/COMMITTEES OF THE BOARD

     The Board of Directors establishes broad corporate policies and oversees the overall performance of Oglebay Norton. However, it is not involved in day-to-day operations. Directors are kept informed of Oglebay Norton's business through discussions with the President and Chief Executive Officer and other officers, by reviewing quarterly analyses and reports, and by participating in Board and committee meetings.

     The Board has four committees. Each committee is described below.

     Executive Committee. The current members of the Executive Committee are Messrs. Bares (Chairman), Baird, Bank, Bersticker and Green. The Executive Committee may exercise all of the authority of the Board of Directors subject to specific resolutions of the Board and Delaware law. The Executive Committee meets only if a meeting is called by its Chairman. The Executive Committee did not meet during 1998.

     Audit Committee. The current members of the Audit Committee are Messrs. Bersticker (Chairman), Baird, Bartlett and Pryor. The Audit Committee:

          - reviews the proposed audit plans (both independent and internal) for each fiscal year, the results of these audits and the adequacy of Oglebay Norton's internal systems and controls;

          - recommends to the Board the appointment of independent auditors for each fiscal year; and

          - reviews activities conducted under Oglebay Norton's Legal and Ethical Compliance Program.

The Audit Committee met twice during 1998.

     Compensation and Organization Committee. The current members of the Compensation and Organization Committee are Messrs. Weil (Chairman), Bartlett, Bersticker and Ketchum. The Compensation and Organization Committee fixes compensation for the executive officers of Oglebay Norton and considers corporate organizational matters and employee benefit programs generally. The Board has also established a Compensation Subcommittee whose current members are Messrs. Weil (Chairman), Bartlett and Ketchum. The Compensation Subcommittee reviews and approves compensation matters that include, or are calculated based upon the value of, Oglebay Norton's common stock. The Compensation and Organization Committee met six times and the Compensation Subcommittee met three times during 1998.

     Director Search and Governance Committee. The current members of the Director Search and Governance Committee are Messrs. Ketchum (Chairman), Bank, Pryor and Weil. The Director Search and Governance Committee:

          - considers and nominates candidates for election to the Board;

          - reviews the contributions of current directors; and

          - reviews and makes recommendations on corporate governance issues affecting the Board.

     The Director Search and Governance Committee will consider nominees for the Board of Directors submitted by stockholders. Recommendations by stockholders should include the following information:

          - the nominee's name, age and business and residence addresses;

          - the nominee's principal occupation and qualifications to serve as a director;

          - a list of companies of which the nominee is an officer or director;

          - a statement on whether the nominee is a United States citizen;

          - the number of shares of Oglebay Norton's common stock owned by the nominee;

          - the name of the recommending stockholder; and

          - the nominee's written consent to be nominated.

     Nominations should be mailed to: Chairman, Director Search and Governance Committee, c/o Rochelle F. Walk, Secretary and Director of Corporate Affairs, Oglebay Norton Company, 1100 Superior Avenue, Cleveland, Ohio 44114-2598. The Director Search and Governance Committee met once during 1998.

COMPENSATION OF DIRECTORS

     Directors who are not employees of Oglebay Norton receive a fee of $12,000 per year, an annual award of 200 shares of Oglebay Norton's common stock under the Director Stock Plan, and $900 for each Board and committee meeting attended. Directors are also reimbursed for expenses they incur in attending Board and committee meetings.

     In 1998, the stockholders approved the Oglebay Norton Company Director Fee Deferral Plan, which permits directors to defer all or part of the cash portion of their compensation into:

          - share units based upon the market price of Oglebay Norton's common stock at the date on which the cash compensation otherwise would have been paid; or

          - an account as deferred cash which is credited with a market rate of interest.

Amounts deferred into share units receive a 25% matching credit by Oglebay Norton, but amounts deferred as cash do not receive any matching credit.

DIRECTOR AGREEMENTS

     Oglebay Norton has entered into separate standstill agreements with John D. Weil and Brent D. Baird. The agreements limit to 11% the percentage of Oglebay Norton's common stock which Messrs. Weil and Baird and their respective affiliates may own. Messrs. Weil and Baird are not required to dispose of any shares if their ownership percentages increase due solely to repurchases by Oglebay Norton of its common stock. If Messrs. Weil or Baird desire to increase their holdings beyond 11%, they must first obtain the consent of a majority of Oglebay Norton's Board. Mr. Weil has obtained the necessary consent to acquire up to 15% of Oglebay Norton's outstanding common stock. Mr. Weil's standstill agreement will be amended to incorporate this change.

     The standstill agreements also limit the rights of Messrs. Weil and Baird and their respective affiliates to sell shares of Oglebay Norton's common stock, and prohibit them from voting shares or participating in a proxy contest against the recommendations of Oglebay Norton's Board. Pursuant to the standstill agreements, the Board nominated Mr. Weil for election as a director at the 1992, 1995 and 1998 Annual Meetings and Mr. Baird for election as a director at the 1991, 1994 and 1997 Annual Meetings.

     After Mr. Baird's retirement from the Board at the Annual Meeting, his standstill agreement will terminate but he will continue to have certain obligations under the agreement and pursuant to law.

              BENEFICIAL OWNERSHIP OF OGLEBAY NORTON COMMON STOCK

     The table below shows the number and percent of the outstanding shares of Oglebay Norton's common stock beneficially owned on March 10, 1999 by each director of Oglebay Norton, each of the executive officers named in the Summary Compensation Table included below, and by all directors and executive officers as a group.

                                                                   AMOUNT AND         PERCENT OF
                                                                   NATURE OF          OUTSTANDING
                            NAME                              BENEFICIAL OWNERSHIP      SHARES
                            ----                              --------------------    -----------
Brent D. Baird..............................................         426,747 (1)(4        8.95%
  1350 One M&T Plaza
  Buffalo, New York 14203
Malvin E. Bank..............................................         314,938(2)           6.60%
  3900 Key Center
  127 Public Square
  Cleveland, Ohio 44114
John D. Weil................................................         579,800 (3)(4       12.16%
  200 North Broadway, Suite 825
  St. Louis, Missouri 63102-2573
William G. Bares............................................           1,878(4)              *
James T. Bartlett...........................................           6,443(4)              *
Albert C. Bersticker........................................           2,141(4)              *
R. Thomas Green, Jr.........................................          25,230 (5)(6           *
Ralph D. Ketchum............................................           7,130(4)              *
John N. Lauer...............................................          59,744              1.25%
William G. Pryor............................................           1,049(4)              *
David H. Kelsey.............................................          17,666(7)              *
Mark P. Juszli..............................................           2,813 (5)(6)(7        *
Stuart H. Theis.............................................           4,760 (5)(6)(7        *
Danny R. Shepherd...........................................           1,700                 *
Directors, nominees and executive officers as a group,
  including those listed above (18 persons).................       1,411,178 (4)(5       29.61%

---------------

 * Represents less than 1% of the outstanding shares of Oglebay Norton's common stock on March 10, 1999.

(1) Mr. Baird has sole voting power as to 24,347 shares and sole dispositive power as to 23,600 shares, of which Mr. Baird holds 17,600 shares individually and 6,000 shares as a trustee. In addition, Mr. Baird shares voting and dispositive power as to 402,400 shares.

(2) Mr. Bank's shares include 311,323 shares held in various trusts, for which he and KeyCorp are co-trustees. As a trustee, Mr. Bank has sole voting and dispositive power as to 209,318 shares and shared voting and dispositive power (with KeyCorp) as to 103,555 shares. In addition, Mr. Bank has sole voting and dispositive power as to 1,550 shares held individually.

(3) Mr. Weil has sole voting power as to 1,480 shares, sole investment power as to 600 shares and shared voting and dispositive power as to 577,720 shares.

(4) Includes share units calculated as of December 31, 1998 which each individual is entitled to pursuant to Oglebay Norton's Director Fee Deferral
    Plan: Baird -- 747 shares; Bares -- 678 shares; Bartlett -- 843 shares; Bersticker -- 841 shares; Ketchum -- 829 shares; Pryor -- 649 shares; and Weil -- 880 shares. Also includes, with respect to each individual, 200 shares to be issued at the Annual Meeting pursuant to Oglebay Norton's Director Stock Plan.

(5) Includes the following numbers of shares, rounded to the nearest whole share, beneficially owned as of December 31, 1998 under Oglebay Norton's Employee Stock Ownership Plan by the following directors and executive officers: Green -- 10,148 shares; Juszli -- 1,038 shares; Theis -- 2,109 shares; and directors and executive officers as a group -- 18,417 shares.

(6) Additional stock rights held by directors and executive officers but not included in the table above: Messrs. Green, Juszli and Theis are participants in Oglebay Norton's Long-Term Incentive Plan (the "LTIP"), under which they elected to forego a portion of their annual compensation and invest it in share units, the value of which are tied to the value of Oglebay Norton's common stock. The share units are payable in shares of Oglebay Norton's common stock upon the individual's retirement, death or termination of employment or a change in control of Oglebay Norton (each as defined under the LTIP). Under the LTIP, as further described below under the heading "Officer Agreements--Long-Term Incentive Plan," the total number of share units attributable to these individuals as of December 31, 1998, including Oglebay Norton matches and dividends under the LTIP, is as follows:

                                                                 TOTAL NUMBER
                            NAME                                OF SHARE UNITS
                            ----                                --------------
R. Thomas Green, Jr.........................................        17,908
Mark P. Juszli..............................................         8,196
Stuart H. Theis.............................................         1,470

(7) Includes options which are or within 60 days will become exercisable.

     The table below shows information with respect to all persons who, as of March 10, 1999, were known by Oglebay Norton to beneficially own more than five percent of the outstanding shares of Oglebay Norton's common stock, other than Mr. Baird, Mr. Bank and Mr. Weil whose beneficial ownership of shares of Oglebay Norton's common stock is shown above.

                                                                              PERCENT OF
                                                      AMOUNT AND NATURE OF    OUTSTANDING
                   NAME OF OWNER                      BENEFICIAL OWNERSHIP      SHARES
                   -------------                      --------------------    -----------
KeyCorp.............................................         1,012,269(1)        21.2%
  127 Public Square
  Cleveland, Ohio 44114
A. Alex Porter and Paul Orlin.......................           254,800(2)         5.3%
  100 Park Avenue
  New York, New York 10017
Douglas N. Barr.....................................           289,040(3)         6.1%
  3900 Key Center
  127 Public Square
  Cleveland, Ohio 44114-1216
Robert I. Gale III..................................           285,260(4)         6.0%
  17301 St. Clair Avenue
  Cleveland, Ohio 44110
Dimensional Fund Advisors Inc.......................           265,056(5)         5.6%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

---------------

(1) As of February 13, 1999, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, KeyCorp has sole voting power as to 696,496 shares and shared voting power as to 315,773 shares. KeyCorp also has sole dispositive power as to 390,671 shares and shared dispositive power as to 277,534 shares. Based upon information available to Oglebay Norton, KeyCorp's 1,012,269 reported shares include 293,010 shares held as trustee for Oglebay Norton's employee pension plan and more than

    300,000 shares held as co-trustee with Mr. Bank. KeyCorp is the holding company for Key Trust Company of Ohio, N.A., Key Asset Management, Inc. and Spears, Benzak, Solomon & Farrell, Inc.

(2) As of March 3, 1999, based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission, Mr. A. Alex Porter and Mr. Paul Orlin are each deemed to be the beneficial owner of these 254,800 shares. These shares are owned by Amici Associates and The Collectors' Fund, New York limited partnerships, and Porter, Felleman Inc., a corporation. Messrs. Porter and Orlin are the general partners and stockholders of these entities. Each of these entities has the sole power to vote and dispose of the respective shares held by them.

(3) As of May 2, 1997, based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission, Mr. Barr has sole voting and dispositive power as to 400 of these shares. Mr. Barr, as a trustee, has shared voting and dispositive power as to 57,200 of these shares and, together with Mr. Robert I. Gale III, shared voting and dispositive power as to 230,440 of these shares.

(4) As of May 2, 1997, based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission, Mr. Gale has sole voting and dispositive power as to 54,820 shares, 4,198 shares of which he owns individually and 50,622 shares of which he holds as trustee. Together with Mr. Douglas N. Barr, Mr. Gale shares voting and dispositive power as to 230,440 of these shares.

(5) As of February 11, 1999, based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. has sole voting and dispositive power as to all of the shares held by it.

                               PERFORMANCE GRAPH

     The graph below compares the five-year cumulative return from investing $100 on January 1, 1994 in each of Oglebay Norton common stock, the S&P 500 Index of companies and the Valueline Composite Index of companies, with dividends assumed to be reinvested when received.

                                                     OGLEBAY NORTON                  S&P 500            VALUELINE COMPOSITE INDEX
                                                     --------------                  -------            -------------------------
'1994'                                                     100                         100                         100
'1995'                                                     142                         101                         101
'1996'                                                     179                         139                         127
'1997'                                                     217                         171                         152
'1998'                                                     419                         228                         195
'1999'                                                     259                         293                         206

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Oglebay Norton's Board of Directors has delegated to its Compensation and Organization Committee (the "C&O Committee"), none of whose members is a former or current officer or employee of Oglebay Norton or any of its subsidiaries, general responsibility for executive compensation matters. Oglebay Norton has further delegated to the Compensation Subcommittee, which is comprised of all of the members of the C&O Committee other than Mr. Bersticker, responsibility for executive compensation actions to be taken by a committee of "outside directors," as defined in the Treasury Regulations promulgated under Section 162(m) of the Internal Revenue Code, and "non-employee directors," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     On December 17, 1997, Oglebay Norton entered into an Employment Agreement with Mr. John N. Lauer, the terms of which had been negotiated on behalf of Oglebay Norton by the C&O Committee, pursuant to which Mr. Lauer became President and Chief Executive Officer of Oglebay Norton effective January 1, 1998. The compensation arrangements in the Employment Agreement tie Mr. Lauer's compensation directly to the performance of Oglebay Norton over the term of Mr. Lauer's employment. In particular, his compensation is tied to the price of shares of Oglebay Norton's common stock. Oglebay Norton will not pay Mr. Lauer a salary during his tenure with Oglebay Norton. Instead, the primary elements of his compensation under the Employment Agreement are:

          - a grant of 25,744 restricted shares of Oglebay Norton's common stock;

          - a grant of a "performance option" to purchase 380,174 additional shares of Oglebay Norton's common stock; and

          - an annual bonus of up to $200,000 per year depending upon the performance of Oglebay Norton during the year.

     The C&O Committee determined that these compensation arrangements are appropriate because the ultimate compensation package provided to Mr. Lauer depends in large part upon the ultimate value achieved by Oglebay Norton under Mr. Lauer's management. The C&O Committee believes that the direct, largely stock-based relationship between performance and reward is in the best interests of Oglebay Norton and its stockholders. The terms of Mr. Lauer's Employment Agreement are discussed more fully below under the heading "Officer
Agreements -- Employment Agreement with Mr. John N. Lauer." The remainder of this report deals with the compensation of executives other than Mr. Lauer.

     The C&O Committee seeks to compensate executive officers based upon their contributions to Oglebay Norton's success, and specifically to reward officers who make significant contributions to Oglebay Norton's short-term and long-term profitability. In 1998, the annual compensation packages of executive officers were comprised of an annual salary, an annual bonus and equity-based compensation.

     Annual Salary. The annual salaries of executive officers for 1998 were set by the C&O Committee after consideration of Oglebay Norton's financial performance and prospects, each executive officer's contribution to Oglebay Norton's performance in 1997, and the level of competitive salaries paid to executives in comparable positions with companies whose sales and revenues are similar to those of Oglebay Norton.

     Bonuses. Executive officers were eligible to receive cash bonuses with respect to 1998 under Oglebay Norton's Annual Incentive Plan (the "Incentive Plan") pursuant to which the C&O Committee established corporate, business unit and individual performance goals for the year. The corporate performance measure for 1998 under the Incentive Plan was corporate income from operations, and the business unit performance measure was business unit operating profit. The amount of the incentive award under the Incentive Plan, if any, to each participant is based on the participant's target award level, the weightings assigned to each company, business unit and individual performance goal applicable to the participant and achievement of those goals.

     Target awards are determined with reference to the participant's base salary and range from 15% to 35% of base salary. Nominal awards may range from 0% to 200% of target awards, depending on the extent to which corporate, business unit and individual performance goals were met or exceeded. In addition, the C&O Committee has the discretion to increase or decrease the amount of any particular nominal award by a maximum of 25%. Based upon the extent to which the relevant goals were met during 1998, actual awards for the year under the Incentive Plan ranged from 17% to 70% of base salary.

     On October 27, 1998, the C&O Committee approved a bonus pool, over which Mr. Lauer has discretionary authority, of 15% of the target bonuses for the executive group of 15 excluding Mr. Lauer (about $60,000 in 1999). Mr. Lauer was also granted another discretionary pool of 15% of the current target bonus for other bonus eligible employees (about $90,000 in 1999). The current discretionary increases for the executive and employee bonus pools are replaced with the above funds. The new discretionary bonus pool becomes effective in 1999.

     Equity-Based Compensation. On October 27, 1998, the C&O Committee approved a new long-term incentive program. The new program provides for the issuance of stock options and cash bonuses over a four-year period. The new program is designed to further align management compensation with the interests of Oglebay Norton's stockholders.

     The C&O Committee expanded eligibility under the new program to include key managers who contribute substantially to Oglebay Norton's success. Stock options may be awarded on a yearly basis depending upon corporate performance. Cash incentives are based upon "line of sight" performance measures which are compared against target objectives in earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings per share (EPS). Payments can be earned at two points over the life of the plan.

     On October 28, 1998, the Compensation Subcommittee granted non-qualified stock options under the new program to 35 executives and key employees covering an aggregate of 69,200 shares of Oglebay Norton's common stock, each at an exercise price of $26 (the fair market value of the shares on the grant date).

     Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly held corporation for compensation over $1 million paid in any year to any individual who is either the Chief Executive Officer or one of the four other most highly compensated executive officers of the corporation. Qualifying "performance-based compensation" will not be subject to the deduction limit if certain requirements are met. At present, the performance option granted to Mr. Lauer by the Compensation Subcommittee is the only compensation element that provides a sufficiently large dollar amount of compensation to bring the Section 162(m) limit into play. However, since Mr. Lauer's performance option was approved by Oglebay Norton's stockholders at the 1998 Annual Meeting, the Compensation Subcommittee believes that compensation under the performance option will qualify as performance-based compensation and that Oglebay Norton's deduction with respect to that compensation will not be limited by Section 162(m).

                                          COMPENSATION AND
                                          ORGANIZATION COMMITTEE
                                               John D. Weil, Chairman
                                               James T. Bartlett
                                               Albert C. Bersticker
                                               Ralph D. Ketchum

January 27, 1999

SUMMARY COMPENSATION TABLE

     The table below shows individual compensation information for Oglebay Norton's Chief Executive Officer and the four other most highly compensated executive officers whose total annual salary and bonus for the fiscal year ended December 31, 1998 exceeded $100,000.

                                                ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                      ----------------------------------------   -------------------------
                                                                                  RESTRICTED      SHARES
          NAME AND                                 BONUS       OTHER ANNUAL         STOCK       UNDERLYING       ALL OTHER
     PRINCIPAL POSITION        YEAR   SALARY($)   ($)(1)    COMPENSATION($)(2)   AWARDS($)(3)   OPTIONS(#)   COMPENSATION($)(4)
     ------------------        ----   ---------   -------   ------------------   ------------   ----------   ------------------
John N. Lauer*...............  1998         --    200,000             --                --            --            1,350
  President and                1997         --         --             --           965,400       380,174               --
  Chief Executive Officer      1996         --         --             --                --            --               --
David H. Kelsey**............  1998    170,512    140,000        127,860                --        28,000            1,626
  Vice President and           1997         --         --             --                --            --               --
  Chief Financial Officer      1996         --         --             --                --            --               --
Mark P. Juszli...............  1998    151,667     56,000         38,383                --         3,400           27,060
  Vice President,              1997    137,667     20,000          5,621                --         3,700           24,853
  Industrial Sands             1996    125,333     23,200             --                --            --           10,913
Stuart H. Theis..............  1998    167,500    123,000         16,760                --         4,300           47,410
  Vice President,              1997    153,167     80,000         16,760                --         3,700           44,195
  Marine Transportation        1996    142,767     24,300             --                --            --           12,430
Danny R. Shepherd***.........  1998    115,668         --          9,333                --         8,500          245,240
  Vice President,              1997         --         --             --                --            --               --
  Lime and Limestone           1996         --         --             --                --            --               --

---------------

  * Mr. Lauer has served as President and Chief Executive Officer since January 1, 1998 and Chairman of the Board since July 29, 1998. Mr. Lauer's Employment Agreement is summarized below under the heading "Officer Agreements -- Employment Agreement with Mr. John N. Lauer."

 ** Mr. Kelsey has served as Vice President and Chief Financial Officer since
    February 23, 1998.

*** Mr. Shepherd joined Oglebay Norton on May 22, 1998 and has served as Vice
    President, Lime and Limestone since October 28, 1998.

(1) The Annual Incentive Plan bonus deferral feature of Oglebay Norton's Long-Term Incentive Plan was discontinued effective for bonus payments earned in 1998.

(2) Represents non-cash moving expense benefits and "gross-up" for taxes in respect of payments by Oglebay Norton to the named executives for moving expenses and life insurance premiums.

(3) For Mr. Lauer, represents 25,744 restricted shares granted on January 19, 1998. The restricted shares are valued at $37.50 per share, the closing price of Oglebay Norton's common stock on the last business day prior to the grant date. Of the 25,744 restricted shares, 20% (5,148 shares) were fully vested and nonforfeitable on the grant date and another 20% of the total number of restricted shares vested and became nonforfeitable on January 1, 1999. Subject to certain conditions, another 20% of the total number of restricted shares will vest and become nonforfeitable on January 1 of each of 2000, 2001 and 2003. Mr. Lauer is entitled to receive any dividends paid by Oglebay Norton on the restricted shares.

(4) Includes contributions by Oglebay Norton during 1998 for the named executives under Oglebay Norton's Incentive Savings Plan and/or Oglebay Norton's Employee Stock Ownership Plan (Kelsey -- $1,191;
    Juszli  --  $3,800 and $17,758; and Theis  --  $4,195 and $19,290). Also
    includes payments by Oglebay Norton for life insurance premiums
    (Lauer  --  $1,350; Kelsey -- $435; Juszli  --  $5,502; Theis  -- $23,435).
    In the case of Mr. Shepherd, also includes contributions by Oglebay Norton during 1998 under the Global Stone (U.S.A.), Inc. 401(k) Plan in the amount of $3,664 and a one-time $241,576 commission associated with Oglebay Norton's acquisition of Filler Products, Inc.

STOCK OPTION GRANTS IN 1998

     Options granted to executive officers expire on the tenth anniversary of the grant dates. Option exercise prices were in all cases equal to the fair market value of a share of Oglebay Norton's common stock on the grant date. The options have no value unless Oglebay Norton's stock price appreciates and the recipient satisfies the applicable vesting requirements.

     The table below shows the stock options granted during 1998 to the executive officers listed in the Summary Compensation Table shown above, and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with Securities and Exchange Commission rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% in value per year or if the stock gains 10% in value per year, in each case compounded over the ten-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of Oglebay Norton's common stock. Also included in this table is the increase in value to all common stockholders of Oglebay Norton using the same assumed rates of appreciation.

     For perspective, in ten years, one share of Oglebay Norton's common stock valued at $26.00 on October 28, 1998 (the grant date) would be worth $42.35, assuming the hypothetical 5% compounded growth rate, or $67.44, assuming the hypothetical 10% compounded growth rate.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                  ASSUMED ANNUAL RATES OF
                                                                               STOCK PRICE APPRECIATION FOR
                                        INDIVIDUAL GRANTS                             OPTION TERM(1)
                        --------------------------------------------------     -----------------------------
                          NUMBER OF     % OF TOTAL
                           SHARES        OPTIONS
                         UNDERLYING     GRANTED TO   EXERCISE
                           OPTIONS      EMPLOYEES     PRICE     EXPIRATION
         NAME           GRANTED(#)(2)   IN 1998(3)   ($/SH.)       DATE           5%($)           10%($)
         ----           -------------   ----------   --------   ----------     -----------     -------------
J. N. Lauer...........         --            --          --            --             --                --
D. H. Kelsey..........     20,000(4)       21.5%      37.00       2/23/08        465,382         1,179,369
                            8,000           8.6%      26.00      10/28/08        130,810           331,498
M. P. Juszli..........      3,400           3.6%      26.00      10/28/08         55,594           140,887
S. H. Theis...........      4,300           4.6%      26.00      10/28/08         70,310           178,180
D. R. Shepherd........      1,500(4)        1.6%      42.13       6/11/08         39,743           100,717
                            7,000           7.5%      26.00      10/28/08        114,459           290,061

INCREASE IN VALUE TO ALL COMMON STOCKHOLDERS(5)   $77.9 MILLION   $197.4 MILLION
---------------

(1) Calculated over a ten-year period representing the life of the options.

(2) The options vest 25% each year commencing on the first anniversary of the grant date. The options also vest if the employee retires and is otherwise entitled to a normal, early or shutdown pension under Oglebay Norton's Pension Plan. In that event, the retired employee may exercise the options within two years from the date of retirement, but not beyond the option expiration date.

(3) Percentage based on the total number of options granted (93,200) to employees under and outside of Oglebay Norton's Long-Term Incentive Plan and new long-term incentive program.

(4) Represents stock options granted outside of Oglebay Norton's Long-Term Incentive Plan and new long-term incentive program upon commencement of his employment.

(5) Calculated using a price of $26.00 per share of Oglebay Norton's common stock, the closing price on October 28, 1998, and the total weighted average number of shares of Oglebay Norton's common stock outstanding for 1998 (4,764,762 shares).

                                RETIREMENT PLANS

EMPLOYEES PENSION PLAN
EXCESS AND TRA SUPPLEMENTAL BENEFIT RETIREMENT PLAN
SUPPLEMENTAL RETIREMENT BENEFIT PLAN OF JOHN N. LAUER

     The table below shows the annual pension payable under the Oglebay Norton Company Pension Plan (the "Pension Plan") and the Oglebay Norton Company Excess and TRA Supplemental Benefit Retirement Plan (the "Excess Benefit Retirement Plan") at normal retirement age:

                               ESTIMATED ANNUAL BENEFIT
                       (ASSUMING RETIREMENT ON JANUARY 1, 1998)
                 ----------------------------------------------------
    FINAL                          YEARS OF SERVICE
ANNUAL AVERAGE   ----------------------------------------------------
 COMPENSATION    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
--------------   --------   --------   --------   --------   --------
   $ 75,000      $ 16,875   $ 22,500   $ 28,125   $ 33,750   $ 39,375
    100,000        22,500     30,000     37,500     45,000     52,500
    150,000        33,750     45,000     56,250     67,500     78,750
    200,000        45,000     60,000     75,000     90,000    105,000
    250,000        56,250     75,000     93,750    112,500    131,250
    300,000        67,500     90,000    112,500    135,000    157,500
    350,000        78,750    105,000    131,250    157,500    183,750
    400,000        90,000    120,000    150,000    180,000    210,000
    450,000       101,250    135,000    168,750    202,500    236,250
    500,000       112,500    150,000    187,500    225,000    262,500
    550,000       123,750    165,000    206,250    247,500    288,750
    600,000       135,000    180,000    225,000    270,000    315,000
    650,000       146,250    195,000    243,750    292,500    341,250

     Benefits under the Pension Plan and the Excess Benefit Retirement Plan for eligible salaried employees are based on average annual compensation for the highest five years during the last 10 years of employment prior to retirement. Covered compensation is equal to total base pay and incentive compensation (including amounts deferred under Oglebay Norton's Long-Term Incentive Plan), which is substantially the same as shown in the salary and bonus columns of the Summary Compensation Table shown above. The annual benefit is calculated by multiplying the participant's average compensation by a factor of 1.5% and the participant's years of covered service (but not below a minimum benefit unrelated to compensation). Benefits, which are paid in a straight life annuity form, are not subject to reduction for Social Security or other offset. Certain surviving spouse benefits are also available under the plans, as well as early retirement and facility shutdown benefits. The benefits table shown above has been prepared without regard to benefit limitations imposed by the Internal Revenue Code. The years of benefit service credited for executive officers named in the Summary Compensation Table are: Mr. Lauer -- 1.0 year; Mr. Kelsey -- 0.8 years; Mr. Juszli -- 4.7 years; and Mr. Theis -- 6.0 years. Mr. Shepherd is not eligible to participate in the Pension Plan or the Excess Benefit Retirement Plan.

     The Internal Revenue Code limits the benefits provided under the Pension Plan. The Excess Benefit Retirement Plan provides for the payment, out of Oglebay Norton's general funds, of the amount that an eligible participant would have received under the Pension Plan but for the Internal Revenue Code limits. The above table, which does not reflect those limits, shows the total annual pension benefits payable under both the Pension Plan and the Excess Benefit Retirement Plan.

     Oglebay Norton has agreed to provide Mr. Lauer a supplemental retirement benefit plan providing him retirement benefits that, when added to any benefits payable to him under the Pension Plan, will equal the benefits he would have been entitled to under the Pension Plan if:

          - in addition to any bonuses received by him, his covered compensation included, throughout the period of his employment, salary of $350,000 per year; and

          - there were no limits on the amount of covered compensation that could be taken into account in determining the benefit payable to him under the Pension Plan.

     If Mr. Lauer remains employed by Oglebay Norton through January 2, 2003 and receives maximum annual bonuses (i.e., $200,000), the aggregate retirement benefit payable to him under the Pension Plan and the supplemental plan will be the equivalent of an annual lifetime benefit of $41,250 per year.

SUPPLEMENTAL SAVINGS AND STOCK OWNERSHIP PLAN

     As with the Pension Plan, the Internal Revenue Code limits the amount that Oglebay Norton can contribute for an employee under its Incentive Savings Plan (the "Savings Plan") and Employee Stock Ownership Plan ("ESOP"). The Supplemental Savings and Stock Ownership Plan (the "Supplemental Plan") provides for the payment, out of Oglebay Norton's general funds, of the amount by which certain participants' benefits under the Savings Plan and ESOP would exceed the limitations applicable to those plans. The terms of the Supplemental Plan provide a benefit equal to that which the participants would have received under the Savings Plan and ESOP but for the Internal Revenue Code limits.

     Benefits under the Supplemental Plan are payable in cash only. In addition, the benefits are payable at such time and in such manner as the Compensation and Organization Committee of the Board of Directors may select from those available under the Savings Plan and ESOP. The terms of the Supplemental Plan also prohibit a participant from competing with Oglebay Norton for 10 years and from wrongfully disclosing any of its trade secrets. Oglebay Norton's contribution under the Supplemental Plan during 1998 to the account of Mr. Theis, the only participant, was $715.

                               OFFICER AGREEMENTS

EMPLOYMENT AGREEMENT WITH MR. JOHN N. LAUER

     On December 17, 1997, Oglebay Norton entered into an Employment Agreement with Mr. Lauer which provides for his employment as Chairman, President and Chief Executive Officer of Oglebay Norton through January 2, 2003. The compensation arrangements of Mr. Lauer in the Employment Agreement are tied directly to the performance of Oglebay Norton over the employment term. In particular, his compensation is tied to the price of shares of Oglebay Norton's common stock. Oglebay Norton will not pay Mr. Lauer a salary during his tenure with Oglebay Norton. Instead, the primary elements of his compensation under the Employment Agreement are:

          - a grant of 25,744 restricted shares of Oglebay Norton's common stock;

          - a grant of a "performance option" to purchase 380,174 additional shares of Oglebay Norton's common stock; and

          - an annual bonus of up to $200,000 per year depending upon the performance of Oglebay Norton during the year.

     Restricted Stock. On January 19, 1998, Oglebay Norton granted to Mr. Lauer 25,744 shares of Oglebay Norton's common stock (the "Restricted Shares"). This grant was contingent upon Mr. Lauer's personal investment of at least $1,000,000 in shares of Oglebay Norton's common stock. As provided in the Employment Agreement, the number of Restricted Shares granted equals the number of shares acquired by Mr. Lauer for his $1,000,000 investment. Of the 25,744 Restricted Shares granted, 20% (5,148 shares) were fully vested and nonforfeitable on the grant date and another 20% of the total number of restricted shares vested and became nonforfeitable on January 1, 1999. Another 20% of the total number of Restricted Shares vest and become nonforfeitable on January 1 of each of 2000, 2001 and 2003, assuming Mr. Lauer remains in the employ of Oglebay Norton on such dates. If Mr. Lauer reduces his personal investment by disposing of any of the shares he acquired for his $1,000,000 investment at any time before January 1, 2003, any Restricted Shares that have not become fully vested and nonforfeitable will be forfeited at the time of the reduction in Mr. Lauer's personal investment.

     Performance Option. As provided by the Employment Agreement, the Compensation Subcommittee granted to Mr. Lauer, on December 17, 1997, an option to acquire up to 380,174 shares of Oglebay Norton's common stock at an exercise price of $38.00 per share (the "Performance Option"). The 380,174 shares subject to the Performance Option equals 8% of the entire number of shares outstanding on both the grant date and January 1, 1998. The $38.00 per share exercise price is $6.00 above the per share closing price as reported on the NASDAQ National Market on December 16, 1997 (the last closing price available at the time the Employment Agreement was executed). The Performance Option was approved by the stockholders of Oglebay Norton at the 1998 Annual Meeting.

     In the normal course, the Performance Option will first become exercisable on January 1, 2001, after Mr. Lauer has been employed by Oglebay Norton for three full years. If Mr. Lauer remains in the employ of Oglebay Norton throughout the term contemplated by the Employment Agreement (i.e., through January 2, 2003), the Performance Option, to the extent not previously exercised by him, will remain exercisable through June 30, 2005. Any part of the Performance Option not earlier exercised or terminated will terminate at the close of business on June 30, 2005.

OFFICER AGREEMENTS EFFECTIVE UPON "CHANGE IN CONTROL" OF OGLEBAY NORTON

     Oglebay Norton has entered into separate agreements (collectively, the "Officer Agreements") with the executive officers listed in the Summary Compensation Table shown above. The Officer Agreements are designed to retain these individuals and provide for continuity of management in the event of any actual or threatened "change in control" of Oglebay Norton. None of the Officer Agreements will become effective unless there is a "change in control" of Oglebay Norton.

     There are two "triggers" which apply to the Officer Agreements. The first "trigger" requires that a "change in control" occur. After a "change in control," the officer is entitled to continued employment at a compensation rate equal to the greatest of that in effect immediately before the "change in control," two years before the "change in control," or such greater rate determined by Oglebay Norton, plus continued participation in specified benefit plans as an executive officer ("Contract Compensation"). The second "trigger" is tripped if, after a "change in control," the officer is terminated without "cause," or the officer terminates his employment for "good reason." If the second "trigger" occurs, then the officer is entitled to receive Contract Compensation instead of employment, but only for the longer of the time remaining in the original 30-month contract term (after the "change in control"), or six months.

     After employment termination, the officer must attempt to mitigate damages by seeking comparable employment elsewhere. If the officer is successful, Contract Compensation is reduced, dollar-for-dollar, for compensation and benefits received from the subsequent employer. In addition, for as long as Contract Compensation is received, the officer agrees neither to compete against Oglebay Norton nor to disclose any of its trade secrets. Finally, Contract Compensation under the Officer Agreements will be reduced if and to the extent necessary to prevent any portion from being treated as excess parachute payments under the Internal Revenue Code.

"POUR-OVER" AND IRREVOCABLE TRUSTS

     Oglebay Norton has made commitments under various plans and agreements for supplemental pension benefits, deferred and executive compensation arrangements, and obligations arising in the event of a "change in control," which it has not been required to fund on a current basis. In order to provide assurances that those commitments will be honored, Oglebay Norton has established three trusts with an independent trustee to provide additional security for these commitments in the event of a "change in control."

     Irrevocable Trust Agreement I ("Trust I") provides additional assurances for benefits due certain employees who have retired from Oglebay Norton under a 1974 Supplemental Retirement Plan. Irrevocable Trust Agreement II ("Trust II") provides additional assurances for benefits and payments due under the Excess Benefit Retirement Plan, the Supplemental Plan, the Officer Agreements, the 1991 Executive Life Program, certain deferred compensation agreements and the 1996 Executive Life Plan pursuant to which Oglebay Norton pays life insurance premiums on behalf of its executive officers.

     The Oglebay Norton Company Pour-Over Trust provides that, in the event of a threatened "change in control," Oglebay Norton will deposit in the pour-over trust, on an irrevocable basis, 125% of the aggregate unfunded obligations of the commitments subject to Trust I and Trust II. The pour-over trust becomes revocable if, after the threat, no "change in control" occurs. If a "change in control" does occur, the pour-over trust remains irrevocable, and the assets in the pour-over trust are transferred to Trusts I and II. Although Oglebay Norton has contributed certain company-owned life insurance policies to Trust I, it has not contributed any other significant assets to the three trusts. However, Oglebay Norton retains the right to make additional discretionary contributions into the trusts at any time. Assets held in the trusts are subject at all times to the claims of Oglebay Norton's general creditors. If funds in the trusts are insufficient to pay amounts due under a plan or agreement, Oglebay Norton remains obligated to pay those amounts. No employee has any right to assets in the trusts until, and to the extent, benefits are paid from the trusts.

LONG-TERM INCENTIVE PLAN

     Oglebay Norton established its Long-Term Incentive Plan (the "LTIP") on December 18, 1995, which was approved by the stockholders of Oglebay Norton at the 1996 Annual Meeting. The Compensation Subcommittee administers the LTIP and selects those officers and other key employees to participate in the plan. Under the LTIP, participants are eligible to be granted awards, as determined by the Compensation Subcommittee, and, up to 1998, were eligible to defer a portion of their annual incentive awards. Each of the executive officers listed in the Summary Compensation Table shown above currently participates in the LTIP.

     The LTIP provides for awards by the Compensation Subcommittee, including a grant of options (which may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options), stock appreciation rights, restricted stock and performance awards (collectively, the "Incentive Awards"). The Compensation Subcommittee has the discretion to set performance objectives as it deems appropriate respecting any performance awards or restricted stock grants. The performance objectives may vary from participant to participant and between groups of participants and will be based upon such company, business unit and/or individual performance factors and criteria as the Compensation Subcommittee may deem appropriate. As discussed above under the heading "Compensation of Executive Officers--Stock Option Grants in 1998," on October 28, 1998, Oglebay Norton granted stock options to certain of its executive officers and key employees under the LTIP.

     The Compensation Subcommittee may in its discretion, at the time of grant of any award under the LTIP, provide that the terms of the grant or date on which an award vests or becomes exercisable may be modified in the event of a "change of control" (as defined in the LTIP).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Malvin E. Bank, formerly a member of Oglebay Norton's Compensation and Organization Committee, is a partner of the law firm Thompson Hine & Flory LLP, Cleveland, Ohio. Thompson Hine & Flory LLP provided legal services to Oglebay Norton in 1998 and continues to provide such services in 1999. Mr. Bank has not served on the Compensation and Organization Committee since April 30, 1997.

     Mr. Bersticker serves on Oglebay Norton's Compensation and Organization Committee and is currently the Chairman of the Board of Ferro Corporation. As discussed in the next section, a wholly owned subsidiary of Oglebay Norton sells to, and purchases from, Ferro Corporation various items in the ordinary course of business pursuant to arm's length negotiations. Mr. Bersticker is not a member of the Compensation Subcommittee.

                           RELATED PARTY TRANSACTIONS

     Oglebay Norton Industrial Sands, Inc., a wholly owned subsidiary of Oglebay Norton, sells ground silica to, and purchases heavy density grinding media and ceramic mill lining from, Ferro Corporation. Mr. Bersticker is currently the Chairman of the Board of Ferro Corporation. During the year ended December 31, 1998, sales to Ferro Corporation totaled $727,120 and purchases from Ferro Corporation totaled $530,141. Oglebay Norton

Industrial Sands, Inc. entered into these transactions pursuant to arm's length negotiations in the ordinary course of business and on terms that Oglebay Norton believes to be fair.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on its records and information, Oglebay Norton believes that all SEC filing requirements applicable to its directors and executive officers under
Section 16(a) of the Securities Exchange Act of 1934 were met for 1998.

                              INDEPENDENT AUDITORS

     Oglebay Norton expects a representative of Ernst & Young LLP, the independent auditor of Oglebay Norton for the year ended December 31, 1998, to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires and to respond to appropriate questions with respect to the firm's examination of the consolidated financial statements and records of Oglebay Norton for the year ended December 31, 1998.

                              FINANCIAL STATEMENTS

     Oglebay Norton's Report to Stockholders and Annual Report on Form 10-K (which includes financial statements) for the year ended December 31, 1998 are being delivered to you with this Proxy Statement. You may obtain additional copies of Oglebay Norton's Annual Report on Form 10-K, as filed with the SEC, free of charge upon oral or written request to the Secretary, Oglebay Norton Company, 1100 Superior Avenue, Cleveland, Ohio 44114-2598 (telephone number:
(216) 861-3300).

                              2000 ANNUAL MEETING

     The 2000 Annual Meeting of Stockholders of Oglebay Norton is currently scheduled to be held on Wednesday, April 26, 2000. The deadline for stockholders to submit proposals to be considered for inclusion in the proxy statement for that meeting is November 24, 1999.

     Oglebay Norton's proxies for its 2000 Annual Meeting of Stockholders will confer discretionary authority to vote on any matter for which Oglebay Norton does not receive timely written notice in accordance with Section 46 of its By-laws. Section 46 provides generally that a stockholder's notice of business to be brought before an annual meeting must be received at Oglebay Norton's principal executive offices not less than 60 nor more than 90 days before the date of the meeting. For the 2000 Annual Meeting, 60 days prior to the meeting would be February 26, 2000 and 90 days prior to the meeting would be January 27, 2000.

                      OTHER MATTERS FOR THE ANNUAL MEETING

     Oglebay Norton does not know of any business to be acted upon at the Annual Meeting other than the matters described above. If any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy will vote on such matters in accordance with their best judgment.

     You are urged to sign, date and return your proxy without delay.

By Order of the
Board of Directors

                                          ROCHELLE F. WALK,
                                          Secretary and Director,
                                          Corporate Affairs

March 23, 1999

                                  DETACH CARD

--------------------------------------------------------------------------------

OGLEBAY NORTON COMPANY -- PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 1999

At the Annual Meeting of Stockholders of Oglebay Norton Company to be held at 10:00 a.m. on April 28, 1999, at Ciao Cucina Playhouse Square, 1515 Euclid Ave., Cleveland, Ohio, and at any adjournment thereof, Albert C. Bersticker, William
G. Pryor, John D. Weil, and each of them, with full power of substitution (the "Proxy Committee"), are hereby authorized to represent me and to vote my shares on the following:

 1.  Electing one director of the class whose term will expire in 2002. The nominee of the Board of Directors is:
     John N. Lauer, or in the event of the unavailability of the nominee, such other person as the Board of Directors may recommend.

     FOR the nominee John N. Lauer  [ ]                  WITHHOLD AUTHORITY  [ ]

                                                         to vote for the nominee

 2.  Any other business which may properly come before the Annual Meeting and all adjournments thereof, in accordance with the judgment of the Proxy Committee on such business.

                                       (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD

--------------------------------------------------------------------------------

PROXY NO.                                                              SHARES

(Continued from the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDERS SIGNING BELOW. IF
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED ABOVE.

                                         Dated                     , 1999
                                               --------------------

                                         ---------------------------------
                                         Signature

                                         ---------------------------------
                                         Signature

                                         NOTE: Please sign exactly as name
                                         appears hereon. Joint owners should
                                         each sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such.

                                             CHANGE OF ADDRESS:
                                          Please indicate change of
                                               address below:

                                         ---------------------------------

                                         ---------------------------------

                                         ---------------------------------

 PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY